UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): December 12, 2016 (May 29, 2015)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2016, Wheeler REIT, L.P., a Virginia limited partnership (“Wheeler REIT”) of which Wheeler Real Estate Investment Trust, Inc. (the "Company") is the sole general partner, entered into a Second Amendment and Joinder to Credit Agreement ("Second Amendment") to the Credit Agreement (“Credit Agreement”) with KeyBank National Association (“KeyBank”) dated May 29, 2015, as amended by the First Amendment and Joinder to Credit Agreement, dated April 12, 2016.  The Second Amendment increased the revolving credit line by Twenty Five million and 00/100 Dollars ($25,000,000) for a total line of credit of Seventy-Five Million and 0/100 Dollars ($75,000,000). Pursuant to the terms of the Second Amendment, the pricing reverts back to the original Credit Agreement with the additional provision that LIBOR cannot fall below 0%.

There is no material relationship between Wheeler REIT, the Company and their affiliates and KeyBank.

The foregoing descriptions of the terms of the Second Amendment are qualified in their entirety by reference to the Second Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

10.1	Second Amendment and Joinder to Credit Agreement dated December 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: December 12, 2016

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Second Amendment and Joinder to Credit Agreement dated December 7, 2016